Exhibit 3.1
BY-LAWS
OF
INTEGRA BANK CORPORATION
(As Amended Through June 17, 2009)
ARTICLE I
Offices
Section 1. Principal Office. The principal office of the corporation shall be at such place in the City of Evansville, Indiana, as may be designated from time to time by the Board of Directors.
Section 2. Other Offices. The corporation shall also have offices at such other places without, as well as within, the State of Indiana, as the Board of Directors may from time to time determine.
ARTICLE II
Meetings of Shareholders
Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at such time as may be designated by resolution of the Board of Directors, but not later than June 30th of each year.
Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by the holders of shares in accordance with the Articles of Incorporation.
Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the corporation in the City of Evansville, Indiana, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Indiana and causes the notice thereof to so state.
Section 4. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the date, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the date on which notice is given or (b) if a record date therefor is duly fixed, as of said date. Such notice shall be given not more than thirty (30) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the corporation.

All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be effective as to all the holders of record of such shares.
Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.
Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these By-Laws; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.
Section 6. Quorum. At any meeting, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles of Incorporation or these By-Laws.
At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.
At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.
Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders’ meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.
No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.
Section 8. Voting. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws be entitled to one vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation (1) on the date fixed by the Board of Directors as the record date of ownership, or (2) if no such record date shall have been fixed, then at the time of such meeting.

Section 9. Business of Shareholder Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day of following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the corporation’s capital stock which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the Board of Directors.
ARTICLE III
Directors
Section 1. Number of Directors; Vote Required; Term of Office. The business of the corporation shall be managed by a Board of Directors. The number of Directors may be set from time to time by resolution of the Board of Directors; however, provided that the number may not be increased above fifteen (15) or reduced below five (5) and no reduction in number shall have the effect of shortening the term of any incumbent Director. Directors need not be shareholders of the corporation.

Subject to the rights of the holders of any series of Preferred Shares to elect Directors, and except as provided in this Section 1, each Director shall be elected by the vote of the plurality of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present.
Beginning with the 2008 annual meeting of shareholders, the Directors whose terms are expiring, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, dissolution or winding up, shall be elected for one-year terms, with each Director to hold office until such person’s successor is duly elected and qualified.
Section 2. Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the remaining members of the Board of Directors, whether or not such remaining Directors constitute a quorum of the Board. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.
Section 3. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholder’s meeting at which Directors are elected, and notice of such meeting need not be given.
The Board of Directors may, by By-Laws or resolution, provide for other meetings of the Board.
Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, the President, or 25% or greater of the members of the Board of Directors. Not less than twenty-four (24) hours’ notice shall be given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Meetings of the Board shall be held at the principal office of the corporation or at such other place, within or without the State of Indiana, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the corporation.
Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

Section 5. Action Without Meeting. Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the corporation.
Section 6. Compensation. The Directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.
Section 7. Retirement. Members of the Board of Directors shall be required to retire from service on the Board of Directors at or before the first annual meeting of shareholders that occurs after he or she reaches the age of 75 years.
Section 8. Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of Directors. However, any shareholder entitled to vote in the election of Directors at a meeting may nominate a Director only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of the date in the current year, corresponding to the date of the previous year’s annual meeting at which Directors were elected, and (b) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE IV
Committees
Section 1. Joint Committees. To the extent desirable and except as prohibited by applicable law, any committee of the Board of Directors, including the committees described in this Article IV, may be a joint committee of the Board of Directors of the corporation and the Board of Directors of the corporation’s depository institution subsidiary.
Section 2. Nominating and Governance Committee. There shall be a Nominating and Governance Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors, each of whom is an independent director within the meaning of the rules of any applicable securities exchange or market for the corporation’s shares. The Nominating and Governance Committee shall recommend to the full Board suitable nominees for service on the Board of Directors, oversee the corporation’s corporate governance processes and shall have such other duties and responsibilities as provided in a written charter approved by the Board of Directors. The Nominating and Governance Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.
Section 3. ALCO and Finance Committee. There shall be an ALCO and Finance Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors, appointed by the Board of Directors annually or more often. The ALCO and Finance Committee shall review the performance of the corporation and approve all policies of the corporation with regard to ALCO, capital planning, dividend planning, budgeting and forecasting; recommend amendments to such policies; and shall have such other duties and responsibilities as provided in a written charter approved by the Board of Directors. The ALCO and Finance Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.
Section 4. Credit and Risk Management Committee. There shall be a Credit and Risk Management Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors. The members of the Credit and Risk Management Committee shall be appointed by the Board of Directors annually or more often. The Credit and Risk Management Committee shall review and approve all policies of the corporation with regard to loans and risk management, make amendments to such policies, and shall have such other duties and responsibilities as provided in a written charter approved by the Board of Directors. The Credit and Risk Management Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

Section 5. Compensation Committee. There shall be a Compensation Committee composed of not less than three (3) members of the Board of Directors, each of whom is a non- employee director, appointed by the Board of Directors annually or more often. The Compensation Committee shall approve compensation payable to the corporation’s executive officers, approve the terms of any compensation-related agreements between the corporation and any executive officer, and shall have such other duties and responsibilities as provided in a written charter approved by the Board of Directors. The Compensation Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.
Section 6. Audit Committee. There shall be an Audit Committee composed of not less than three (3) members of the Board of Directors, each of whom is an independent director within the meaning of the rules of any applicable securities exchange or market for the corporation’s shares, and an outside director independent of management within the meaning of FDIC requirements, appointed by the Board of Directors annually or more often. The Audit Committee shall monitor the corporation’s auditing, accounting and financial reporting processes, and may also perform all duties required by the FDIC to be performed by the audit committee of the corporation’s subsidiary depository institution that the Board of Directors determines are appropriate to the size of the subsidiary and the complexity of its operations so long as such subsidiary meets the “holding company exception” to the FDIC’s audit committee requirements, and shall have such other duties and responsibilities as provided in a written charter approved by the Board of Directors. The Audit Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.
Section 7. Other Committees. The Board of Directors may appoint, from time to time, from its own members, litigation and other special committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine.
However, a committee may not:
(a) Authorize distribution of assets or dividends;
(b) Approve action required to be approved by the corporation’s shareholders;
(c) Fill vacancies on the Board of Directors or any of its committees;
(d) Amend the Articles of Incorporation;
(e) Adopt, amend or repeal these By-Laws;
(f) Approve a plan of merger not requiring shareholder approval; or
(g) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Section 8. Committee Vacancies. The Board of Directors shall have the power to designate another Director to serve on any committee during the absence or inability to serve of any member of any committee.
ARTICLE V
Officers
Section 1. General Provisions. The Board of Directors shall elect a Chairman of the Board of Directors, a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary, and a Treasurer. The Board of Directors may from time to time create such officers as it may determine. The Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.
The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.
A vacancy in any office, however created, shall be filled by the Board of Directors.
Section 3. Compulsory Retirement of Executive Officers. “Executive Officer” of the corporation means a person who participates or has authority to participate (other than in the capacity of a Director) in major policymaking functions of the corporation. Such Executive Officers shall be designated by the Board of Directors on a yearly basis. All such Executive Officers shall retire no later than the end of the calendar month in which he/she attains sixty-five (65) years of age; provided however that this mandatory retirement shall not be required if such compulsory retirement is in violation of any federal law regarding age discrimination in employment (Title 12, U.S. Code, Section 621, et. Seq.) or any other law or regulation. Upon affirmative vote of at least two-thirds (2/3rds) of the members of the Board of Directors, the compulsory retirement of an Executive Officer may be waived on a year-to-year basis.
ARTICLE VI
Duties of Officers
Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors. The Chairman of the Board shall serve as Chief Executive Officer and shall have such other powers and duties as may be prescribed by the Board of Directors or prescribed by law.

Section 2. President. The President shall report to the Chairman of the Board and Chief Executive Officer of the corporation, and shall have all the powers and duties prescribed by the Board of Directors from time to time and such other duties as the Chairman of the Board and Chief Executive Officer may assign to him.
Section 3. Executive Vice President. Each Executive Vice President shall perform such duties as are conferred upon them by these By-Laws or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, an Executive Vice President, designated by the President (or in the absence of such designation, an Executive Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of any Executive Vice President to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President.
Section 4. Senior Vice President. The Board of Directors may appoint one (1) or more Senior Vice Presidents. Each Senior Vice President shall have such powers and duties as may be assigned to them by the Board of Directors not inconsistent with these Bylaws.
Section 5. Vice President. The Board of Directors may appoint one (1) or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to them by the Board of Directors not inconsistent with these Bylaws.
Section 6. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and Directors; produce on request at each meeting of shareholders for the election of Directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.
Section 7. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.
The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.
Section 9. Duties of Officers may be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.
ARTICLE VII
Capital Stock
Section 1. Certificates for Shares. Shares of stock of each class of the corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the corporation by the Chairman of the Board, the Chief Executive Officer, President or an Executive Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the corporation. The signatures of such officers, the signature of the transfer agent and registrar, and the seal of the corporation, if any, may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the corporation before the certificate shall have been issued and delivered by the corporation, the certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the corporation; and the issuance and delivery by the corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
Section 2. Transfer of Shares. Transfers of shares of stock of each class of the corporation shall be made only on the books of the corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the corporation to the extent provided by law, until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.
Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any shareholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the corporation or at such person’s last known post office address.
Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of the certificate therefor; the corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or book-entry shares of stock of each class of the corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 6. Fixing Date for Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before the date of such meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the adjourned meeting is not within 120 days of the date fixed for the original meeting.
ARTICLE VIII
Fiscal Year
The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.
ARTICLE IX
Seal
The Board of Directors may, in its discretion, provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.
ARTICLE X
Amendments
These By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the full Board of Directors.

ARTICLE XI
Indemnification of Officers, Directors, and Other Eligible Persons
Section 1. Mandatory Indemnification. The corporation shall indemnify every Eligible Person against all Liability and Expense that may be incurred by him or her in connection with or resulting from any Claim to the fullest extent authorized or permitted by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), or otherwise consistent with the public policy of the State of Indiana. In furtherance of the foregoing, and not by way of limitation, every Eligible Person shall be indemnified by the corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 3 or 4, to have acted in good faith, in what he or she reasonably believed to be the best interests of the corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
Section 2. Definitions.
(a) The term “Claim” as used in this Article XI shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:
(1) by reason of his or her being or having been an Eligible Person, or
(2) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.
(b) The term “Eligible Person” as used in this Article XI shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer or employee of the corporation or is or was serving at the request of the corporation as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the corporation if his or her duties to the corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

(c) The terms “Liability” and “Expense” as used in this Article XI shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(d) The term “Wholly Successful” as used in this Article XI shall mean (1) termination of any Claim, whether on the merits or otherwise, against the Eligible Person in question without any finding of liability or guilt against him or her, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
(e) As used in this Article XI, the term the “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation of such consolidation or merger, so that any Eligible Person who is or was a Director, officer, employee or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, officer, employee, partner, trustee, member, manager, agent, or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other organization or entity, whether for profit or not, shall stand in the same position under this Article XI with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.
Section 3. Procedure for Claiming Indemnification. Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (a) if special independent legal counsel, which may be regular counsel of the corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 1, and (b) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the corporation.

Section 4. Alternative Procedures. If an Eligible Person claiming indemnification pursuant to Section 3 is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 3 within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 3 within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the corporation and giving the corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section (1)(b). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
Section 5. Advancement. Expenses incurred by an Eligible Person who is a Director or officer of the corporation in defending any Claim shall be paid by the corporation in advance of the final disposition of such Claim promptly as they are incurred upon receipt of an undertaking by or on behalf of such Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification. Expenses incurred by any other Eligible Person with respect to any Claim may be advanced by the corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.
Section 6. Additional Rights. The rights of indemnification and advancement of Expenses provided in this Article XI shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article XI, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person or any other agent of the corporation to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the corporation to purchase and maintain insurance on behalf of any Eligible Person or other persons against any Liability or Expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such Liability or Expense.

Section 7. Contract Right. The provisions of this Article XI shall be deemed to be a contract between the corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Article XI that occurs subsequent to such person becoming an Eligible Person.
Section 8. Application. The provisions of this Article XI shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
Section 9. Enforcement. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE XII
Other Provisions
Section 1. Control Share Acquisition Provision. The provisions of IC 23-1-42 shall not apply to shares of the corporation.
Section 2. Mandatory Classified Board Structure. The provisions of IC 23-1-33-6 (c) shall not apply to the corporation.